Exhibit 99.1

                             AURORA GOLD CORPORATION

NEWS RELEASE 07-2007                                               June 20, 2007

                                                                Trading Symbols:
CUSIP No.:      051642106                                      NASD OTC BB: ARXG
WKN: (Germany)  904846                               FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION IS PLEASED TO ANNOUNCE DRILLING IS SCHEDULED TO BEGIN IN EARLY TO MID JULY 2007 TO UPGRADE AND INCREASE THE RESOURCE ESTIMATE FOR THE MOLLY OCCURRENCE ON THE COMPANY'S SAO DOMINGOS PROPERTY.

Balcatta,  WA,  Australia,  -  June  20, 2007 - (NASD OTC BB: "ARXG"; FRANKFURT:
A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para , Brazil, is pleased to announce drilling is scheduled to upgrade and increase the resource estimate for the Molly occurrence on the Company's Sao Domingos property.

After reviewing the geology and grade continuity from previous drilling on the Molly Resource at the Sao Domingos project, the Company is pleased to announce that drilling is scheduled to begin within the next 2 weeks. Drilling will target extensions of the current resource as well as to infill current drilling to increase the confidence levels.

The Company plans to define 3 years worth of reserves over the next 6 months to enable feasibility studies to be conducted on a 300,000 tonne/year processing facility with the view to commencing production in 2008. Currently the resource still remains open along strike in both directions and at depth. Aurora will continue to evaluate the potential, and is confident that Molly could evolve and link up with other noted targets further along strike. A geophysical survey is planned for later in the year to test the strike continuity of the Molly mineralised structure.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 7 exploration properties in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For further information, please call Lars Pearl
Phone:       (+61) 8 9240-2836
Address:     30 Ledger Road, Balcatta, WA, 6021 Australia
Website:     www.aurora-gold.com

ON BEHALF OF THE BOARD

"Lars Pearl"

Lars Pearl
President, CEO and Director

CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at metricconverterProductID100 FaddressStreet100 F Street, N.E., Washington, D.C. PostalCode20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                             ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.